                                                                   EXHIBIT 10.39


AGREEMENT made the 25th day of May 1998 BETWEEN the INDUSTRIAL DEVELOPMENT
---------                               -------
AGENCY (IRELAND) having its principal office at Wilton Park House, Wilton Place, Dublin 2 ("IDA") of the first part, ADVANCED COMPONENT TECHNOLOGIES LIMITED having its registered office at ______________________________________________
______________ ("the Company") of the second part and ACT MANUFACTURING, INC. having its registered office at ______________________________________________
("the Promoters") of the third part.

WHEREAS:
-------

A. The Company which is controlled by the Promoters has been carrying on at Grand Canal Quay, Dublin an industrial undertaking for the production of moulded case assemblies employing 72 persons.

B. In accordance with Proposals furnished to IDA the Company has applied to IDA for financial assistance towards the cost of expanding its operations into City West Business Park, which is intended to increase employment from 72 to 430 persons (198 persons in PCB's and systems level assembly and 160 in moulded cable assemblies of the additional 358 persons) ("the Undertaking");

C. The Company and the Promoters having made the necessary enquiries are satisfied and represent to IDA that to the best of their belief there will be available to the Undertaking the relevant resources required for its proper commercial establishment and efficient operation;

D. The promoters have represented to IDA that the Undertaking will contribute to the development of the Irish economy.

NOW IT IS HEREBY WITNESSED that in consideration of the Company implementing the
--------------------------
said proposals and carrying on the Undertaking in accordance with this Agreement, IDA agrees to grant to the Company:

(i)  the sum of 1,920,750 Irish Pounds being:

     (a) the sum of 1,758,250 Irish Pounds or 32.5% of the actual expenditure on the provision of new machinery and equipment used for the production of PCBA's for the Undertaking whichever is the lesser; and

     (b) the sum of 162,500 Irish Pounds or 32.5% of the actual expenditure on the provision of building modifications for the Undertaking ("the eligible assets") whichever is the lesser

     ("the Capital Grant"), the said building modifications and new machinery and equipment are hereinafter called "the eligible assets"; and

(ii) the sum of 421,875 Irish Pounds or 75% of the annual rent payable for the first two years for the premises rented for the Undertaking, whichever is the lesser ("the Rent Subsidy Grant");

(iii) the sum of 342,375 Irish Pounds or 100% of actual training costs of approximately 198 people (over a base level of 72) in the manufacture of PCBA's whichever is the lesser ("the Training Grant").

The Capital Grant, the Training Grant and the Rent Subsidy Grant are hereinafter collectively referred to as "the grants" and are subject to the following terms and conditions including those contained in the Schedules hereto:

1.  DEVELOPMENT OF THE UNDERTAKING:
    ------------------------------

The development of the Undertaking and in particular the provision of employment shall be substantially in accordance with the particulars given in the said proposals.

2.  CONTROL OF THE COMPANY:
    ----------------------

The controlling interest in the Company shall be held directly or indirectly by the Promoters unless otherwise agreed to in writing by IDA.

3.  PROVISION OF ELIGIBLE ASSETS:
    ----------------------------

The expenditure eligible for the Capital Grant and the provisions of the eligible assets shall be as set forth in the First Schedule.

4.  PROMOTERS INVESTMENT:
    --------------------

The Company shall procure or provide for the purposes of the Undertaking:

4.1  Additional Equity Equivalents of IR(Pounds)2,342,625:

     For the purposes of this Agreement "Equity Equivalent" shall mean the total monies obtained by the Company as follows:

     4.1.1 cash received by the Company from the Promoters in consideration for the issue at par of fully paid-up Ordinary Shares in the Company; and/or

     4.1.2 retained earnings of the Company capitalised at par as fully paid-up Ordinary Shares in the Company, and/or

     4.1.3 retained earnings of the company transferred to a special non-distributable reserve account which shall be maintained at the appropriate level for the duration of this Agreement; and/or

     4.1.4 loans from the Promoters on, the following terms and conditions ("Subordinated Loans"):

          4.1.4.1 that no interest on such loans shall be paid by the Company except out of profits which would otherwise be available for dividend;

          4.14.2 that no such loans shall be repaid except out of profits of the Company which would otherwise be available for dividend or out of a new loan obtained on the same terms for this purpose, or out of the proceeds of a new issue at par of fully paid-up Ordinary Shares of the Company made for this purpose;

          4.1.4.3 that where any such loans are repaid out of profits, there shall be transferred out of profits which would otherwise have been available for dividend to a special non-distributable reserve account a sum equal to the amount of the loan repaid, and that there shall be no reduction in the amount of such special non-distributable reserve account during the term of this Agreement;

          4.1.4.4 that where any such loans are repaid out of a new loan obtained for this purpose, the new loan shall be subject to these conditions as if it were the original loan;

          4.1.4.5 that in the event of the winding up of the Company the amount of any such loans still outstanding shall be subordinated to the claims of the unsecured creditors of the Company;

     PROVIDED ALWAYS that not less than 25% of the Equity Equivalent shall be
     ---------------
     Ordinary Shares in the Company as specified at Clauses 4.1.1 and/or 4.1.2 above and PROVIDED FURTHER that retained earnings utilised as Equity
               ----------------
     Equivalent as aforesaid shall not include any sum received in respect of the grants or derived from a revaluation of the fixed assets of the Company.

4.2 Such further sums, including working capital, as may be required for the Undertaking.

4.3 The total amount paid from the grants or deemed to have been paid from the grants as herein specified shall at no time exceed the total amount of Equity Equivalent of which at all times not less than 25% shall comprise an amount for issued Ordinary Shares in the Company as aforesaid.

5.  PLANNING PERMISSION AND PREVENTION OF POLLUTION.
    -----------------------------------------------

The Company shall:

5.1 obtain all relevant permissions proscribed by Local and/or National Authorities and shall comply with all requirements of such permissions and with all Building Regulations and Statutory requirements (if any) required for the Undertaking.

5.2 comply with all statutory requirements and other requirements which IDA reasonably considers to be necessary in relation to environmental controls and the prevention of pollution.

6.  GUARANTEES:
    ----------

The Company shall not give a guarantee in respect of any borrowings other than borrowings for the purposes of the Undertaking.

7.  INSURANCE:
    ---------

The Company shall:

7.1 keep all the assets insured to their full cost of reinstatement against loss or damage by fire and explosion;

7.2 obtain on commencement of production and in accordance with good commercial practice Consequential Loss Insurance to adequately indemnify the Company against losses and costs resulting from fire and explosion, and

7.3 make arrangements to ensure that IDA will be notified of any failure to renew the insurance specified at Clauses 7.1 and 7.2 hereof and also of any change in such insurance.

8.  RESTORATION OF ELIGIBLE ASSETS.
    ------------------------------

If there should be damage to or loss of eligible assets including buildings under construction through fire or explosion or any other cause the insurance or other compensation received by the Company shall be used forthwith to restore to the reasonable satisfaction of IDA the property so damaged or lost and in the event of such compensation being insufficient for that purpose the Company shall make good the deficiency out of its own funds.

9.  NON-DISTRIBUTION OF THE GRANTS:
    ------------------------------

The Company shall not distribute by way of dividend on the share capital of the Company or otherwise any sum received in respect of the grants.

10.  ROYALTIES OR SIMILAR PAYMENTS:
     -----------------------------

The Company may only make royalty or similar payments on the following terms and conditions:

10.1 that to the extent that the said royalty and/or similar payments exceed 5% of the Company's net annual sales, such excess shall not be payable except out of the Company which would otherwise be available for dividend; and

10.2 that in the event of the winding up of the Company the amount of any such excess accrued or accruing for payment but unpaid shall be subordinated to the claims of the unsecured creditors, including IDA, of the Company;

PROVIDED ALWAYS that the provisions of this Clause shall not apply to bona fide
---------------
third party arms length transactions.

11.  PAYMENT OF THE GRANTS:
     ---------------------

11.1 The grants shall be paid subject to the following terms and conditions and the Company shall provide evidence satisfactory to IDA:

     11.1.1 that the Company has been properly incorporated and that its Memorandum and Articles of Association empower the Company to implement this Agreement,

     11.1.2 that the Company has obtained suitable premises for the Undertaking and has title acceptable to IDA to all land and buildings required for the Undertaking;

     11.1.3 that the Company is in compliance with all the terms and conditions of its property agreements, if any. with IDA;

     11.1.4 that the necessary arrangements have been made for the provision of all capital required for the Undertaking as specified at Clause 4 hereof;

     11.1.5 that all Planning Permissions as aforesaid have been obtained and complied with;

     11.1.6 that all requirements for the control of the environment and prevention of pollution as aforesaid have been complied with;

     11.1.7  that insurance arrangements as aforesaid have been made;

     11.1.8 that the Company has obtain a tax number in the relevant tax district, that it is up to date in its tax affairs; with the Revenue Commissioners and prior to payment from the grants it shall submit an up-to-date tax clearance certificate from the Revenue Commissioners;

     11.1.9 that all expenditure on the eligible assets has been necessarily incurred and paid and that value has been obtained therefor;

     11.1.10 that the Company has complied up-to-date with all the provisions of this Agreement;

11.2 Before any part of the grants are paid the Company shall have accepted the terms and conditions of IDA's letter dated 16 December 1997 and the Promoters shall have entered into the guarantee attached to the aforesaid letter.

11.3 Subject to compliance with all the relevant terms of this Agreement the grants shall be paid to the Company in accordance with the arrangements set forth in the Schedule applicable to the particular grant from which payment is sought.

12.  ACHIEVEMENT OF PROJECTED PERFORMANCE:
     ------------------------------------
     Schedule of Capital Grant and Rent Subsidy Grant Drawdown for the
     -----------------------------------------------------------------
     Undertaking
     -----------

                                  End of Base
                                     Year        End of Year    End of Year    End of Year    End of Year    End of Year
Period                            31.12.1997    1 31.12.1998   2 31.12.1999   3 31.12.2000   4 31.12.2001   5 31.12.2002
------                           ------------   -------------  -------------  -------------  -------------  -------------
Cumulative Jobs to be created         72                  121            192            308           4165            430
Maximum Cumulative Grant              --              796,000      1,430,000      1,846,000      2,112,000      2,342,625
 Drawdown IR(Pounds)

Unless otherwise agreed to by IDA and notwithstanding any other provision in this Agreement.

12.1 The aggregate amount payable from the grant in each period set out above shall not exceed the maximum amount specified for that period.

12.2 The maximum grant drawdown in the period to the end of Year 1 shall be available subject to compliance with the provisions of this Agreement.

12.3 Subject to compliance as aforesaid, payment from the maximum cumulative grant drawdowns in the periods to the end of Years 2 and 3 respectively, shall be conditional upon the cumulative number of Jobs (as set out above) being created by the immediately preceding end of year; in the event of such number of Jobs not have been created by the relevant date no part of the grant drawdown for the following year will be paid to the Company until such number of Relevant Jobs has been created.

12.4 On or after 31 December 2002 the Company and IDA shall review the development of the Undertaking to that date with particular reference to the creation of Jobs in the Company. Should the total number of jobs existing in the Company at the date of review be less than 430, unless otherwise agreed to by IDA and notwithstanding any other provision in this Agreement, all monies paid from the grant on foot of this Agreement in excess of IR(Pounds)6,544 per Job multiplied by the number of Jobs (in excess of 72 Jobs) existing in the Company at the date of review shall be repayable on demand to IDA by the Company (and in the event of default by the Company in making repayment shall be repayable on demand by the Promoters) within one month from date of demand.


      For the purposes of this Clause "Jobs" shall mean full-time permanent Jobs existing in the Company at the relevant date and "grant" shall mean the Capital Grant and the Rent Subsidy Grant.

13.  FURNISHING OF INFORMATION:
     -------------------------

13.1 The Company shall permit the officers and agents of IDA to inspect the eligible assets at all reasonable times during the term of this Agreement and shall furnish to IDA promptly whenever required to do so by IDA all such information and documentary evidence as IDA may from time to time reasonably require to vouch compliance by the Company with any of the terms and conditions of this Agreement.

13.2 The Company acknowledges the right of IDA to consult with relevant third parties to obtain any information it may reasonably require relating to the affairs of the Company and/or the Promoters prior to any payment from the grants and to withhold grant payments in the event of such being unsatisfactory to IDA. The Company and/or the Promoters hereby undertake to instruct such third parties to furnish any such information to IDA on request.

13.3 The Company and/or the Promoters shall submit Annual Audited Accounts satisfactory to IDA for the duration of this Agreement within six months from the end of the relevant financial year.

14.  NOTICES:
     -------

14.1 The Certificate, of an Officer of IDA certifying any decision of IDA taken or made hereunder shall save in the case of manifest error be conclusive evidence of any such decision.

14.2 Any notice by IDA to the Company or the Promoters or vice-versa under this Agreement shall be sent by registered post to the Registered Office of the party for whom it is intended.

14.3 IDA shall use its best endeavor to send copies of all notices issued by it on foot of this Agreement to the Promoters at their address herein specified but failure to do shall not constitute a breach of this Agreement on its part.

15.  CONSENTS:
     --------

15.1 Circumstances requiring the consent, approval or permission of any party hereto shall be interpreted to mean that such consents, approvals or permissions shall not be unreasonably withheld. This provision shall not apply to the provisions of Clause 2 hereof and Paragraph 2 of the Second Schedule hereto.

15.2 Any variation or modification of any of the terms or conditions herein made at the request of or with the agreement of the Company and with the consent of IDA shall not in any way determine or prejudice the Promoters' liability hereunder PROVIDED that the financial amount of the Promoters' said liability shall not be increased without its express agreement in writing.

16.  TERMINATION OF AGREEMENT:
     ------------------------

This Agreement shall terminate five years from the date of the last payment from the grants.

17.  CANCELLATION AND REVOCATION OF THE GRANTS:
     -----------------------------------------

IDA may stop payment of the grants and/or revoke and cancel or reduce the grants or so much thereof as shall not then have been actually paid to the Company if any one or more of the following events occur:

17.1 if there be any breach of the terms or conditions of Clause 2 hereof and/or Paragraph 2 of the Second Schedule hereto;

17.2 if the Company should to a material extent be in breach of any of the terms and conditions of this Agreement other than those specified in Clause 17.1 and having failed to establish to the reasonable satisfaction of IDA that such breach was due to force majeure shall not have rectified such breach within 45 days after written notice thereof has been served on the Company;

17.3 if an order is made or an effective resolution is passed for the winding up of the Company except for the purposes of bona fide amalgamation or reconstruction;

17.4 if a Receiver or an Examiner is appointed over any of the property of the Company or if a distress or execution is levied or served upon any of the property of the Company and is not paid off within 45 days;

17.5  if the Company should cease to carry on the Undertaking.

If the grants be revoked the Company and/or the Promoters shall repay to IDA on demand all sums received in respect of the grants including all sums deemed to have been received by the Company as herein provided in respect of the grants, and if the grants be reduced the Company and/or the Promoters shall repay to IDA on demand all sums received and deemed to have been received as aforesaid in excess of the amount of the reduced grants and in either case in default of such repayment such sums shall be recoverable by IDA from the Company and/or the Promoters as a joint and several simple contract debt.

18.  GOVERNING LAW:
     -------------

This Agreement shall be governed by and be construed in accordance with the Laws of Ireland and the parties hereto expressly and irrevocably subject to the jurisdiction of the Irish Courts and the Promoters hereby irrevocably appoint the Company to be its attorney for the purpose of accepting service on its behalf of any notice, document or legal process with respect to the Promoters' obligations pursuant to the provisions of Clause 17 and/or Clause 12 hereof and service of any such document on such attorney shall be deemed for all purposes to be good service.

                                 FIRST SCHEDULE
                                 --------------

                PROVISION OF ELIGIBLE ASSETS FOR THE UNDERTAKING
                ------------------------------------------------

  1.  ELIGIBLE ASSETS                             ESTIMATED COSTS
-----------------------------------------------------------------------
                                                     IR(Pounds)
-----------------------------------------------------------------------
 1.1  Factory Building Modifications                            500,000
-----------------------------------------------------------------------
 1.2  New Machinery and Equipment (Printed                    5,410,000
      Circuit Board Assembly only)
-----------------------------------------------------------------------
      Total                                                   6,910,000
-----------------------------------------------------------------------

2.  The Company shall:

2.1 have the construction of the said proposed factory building modifications for the Undertakings commenced to the satisfaction of IDA not later than 30 June 1998 and completed in a proper and satisfactory manner not later than 31 December 1998;

2.2 Purchase and have installed in a proper and workmanlike manner ready for operation in the said buildings all machinery and equipment suitable in all respects required for the Undertaking by 31 December 2002;

2.3 have commenced production in the Undertaking by 31 December 1998.

                                SECOND SCHEDULE
                                ---------------

         ADDITIONAL TERMS AND CONDITIONS ATTACHING TO THE CAPITAL GRANT
         --------------------------------------------------------------

1.   PLACING OF CONTRACTS:
     --------------------

1.1 Subject to the specialised requirements of the Undertaking which shall have been notified to and approved in writing by IDA, the Company shall ensure in relation to the placing of contracts for the eligible assets that:

     1.1.1 prior to appointment of Architects and/or Consultants, the Company will obtain the approval of IDA on the proposed composition of the Design Team for the implementation of the Undertaking;

     1.1.2 before tenders are invited on building works and services the Company will consult with the Construction Advisory Unit of IDA;

     1.1.3 a minimum of three competitive quotations is sought and that none but the lowest is accepted without the prior written consent of IDA,

     1.1.4 no arrangements are made for the direct hire of labour in the construction of the said factory buildings, building services and facilities except with the prior written consent of IDA.

1.2 In the placing of contracts for the modification of the said factory buildings, building services and facilities any contractors appointed by the Company in the aforesaid construction shall at the date of such appointment possess an up-to-date tax clearance certificate or a current C2 certificate from the Revenue Commissioners. The Company shall retain copies of such certificates for inspection by IDA as evidence of compliance with this sub-paragraph.

2.  ALIENATION OF ASSETS:
    --------------------

The Company shall not alienate, assign, part with the possession of or otherwise dispose of or remove (save for purpose of normal repair, renewal, replacement or substitution) or mortgage or charge (except for the purpose of securing finance for the Undertaking) the eligible assets or any part thereof without the prior written consent of IDA. The provision of this Agreement shall apply also to assets which are substituted for eligible assets.

3.  USE OF ELIGIBLE ASSETS:
    ----------------------

The Company shall not without the prior written consent of IDA use or permit the use of the eligible assets or any part thereof except for the purposes of the Undertaking.

4.  PAYMENT OF CAPITAL GRANT:
    ------------------------

Subject to compliance by the Company with the terms and conditions of this Agreement the Capital Grant shall be paid to the Company in installments of 32.5% of each sum of IR(Pounds)500,000 or more expended by the Company on the provision of eligible assets when installed and commissioned in the premises as aforesaid PROVIDED ALWAYS that all such expenditure shall be vouched and examined in such manner as IDA may reasonably require.

                                 THIRD SCHEDULE
                                 --------------

       ADDITIONAL TERMS AND CONDITIONS ATTACHED TO THE RENT SUBSIDY GRANT
       ------------------------------------------------------------------

1. The Company shall furnish to IDA a copy, certified by the Lessor to be a true copy, of the Lease of any premises in respect of which payment is sought from the Rent Subsidy Grant.

2.   The terms and conditions of any such Lease shall be satisfactory to IDA.

3. The Rent Subsidy Grant shall be payable in installments related to the rent installments paid by the Company in accordance with the Lease and which have been vouched in such manner as IDA may require.

4. The Company shall notify and verify in such manner as IDA may require any changes made from time to time in the terms of any such Lease.

5. Any premises in respect of which a payment is made from the Rent Subsidy Grant shall be used solely for the purposes of the Undertaking unless otherwise agreed to in writing by IDA.

6. The Company shall procure that the said premises are kept insured against the insured risks as defined in the Lease and shall furnish to IDA before any part of the Rent Subsidy Grant is paid and whenever required to do so thereafter evidence in writing that the said insurance has been so arranged.

7. The Company will procure that in the event of the premises being destroyed or damaged by any of the insured risks as defined in the said Lease the insurance monies or any other compensation monies received by the Lessee or Lessor of the said premises shall be used forthwith to restore in full and to the satisfaction of IDA the property so damaged or lost or alternatively will arrange to occupy suitable equivalent accommodation for the remaining period of this Agreement.

8. The Company shall not alienate, assign, sub-let or part with the possession of any premises in respect of which a payment is made from the Rent Subsidy Grant or any part thereof or grant any rights in respect thereof without the prior consent in writing of IDA and will continue to occupy premises suitable for the Undertaking.

                                FOURTH SCHEDULE
                                ---------------

         Additional Terms and Conditions Relating to the Training Grant
         --------------------------------------------------------------

1. Before payments from the Training Grant commence an agreed detailed Training Programme shall be agreed and signed by the Company, FAS and IDA ("the Training Programme").

2. The training shall be carried out and the grant shall be paid in accordance with the Training Programme.

3. The Company shall permit FAS at all reasonable times to inspect the progress of the training and to have access to the Company's records of the training and will have due regard to the recommendation of FAS concerning the training.

4. IDA shall be satisfied upon the advice of FAS that the training has been satisfactory.

5. All claims for payment out of the Training Grant shall be made on a quarterly basis and in respect of expenditure on the training incurred in any particular calendar year shall be furnished to IDA not later than 31 January of the following year. In the event of any claim not being received by IDA within the aforesaid time limit, IDA shall be entitled to cancel that portion of the grant otherwise payable in respect of such claim by an amount up to 75%. The Training Grant shall be reduced by the amount of such reductions and/or cancellations.

6. The Company shall notify IDA before 30 September in any year of the amount it will be seeking by way of payment from the Training Grant in the following and subsequent calendar years.

7. All claims for payment of an installment from the Training Grant shall be certified by the Company's Auditors and the certificate shall be supported with the details of the trainees and the actual training carried out such details to be specified in the claim Form specified by IDA in relation to the period for which the claim is being made.

8. Upon 80% of the approved grant being paid, the Company and FAS shall review the progress of the Training Programme and payment of the balance of the training grant shall be subject to FAS being satisfied that the Training Programme has been undertaken satisfactorily and will be completed in a satisfactory manner.

9. The Training Grant shall not be repayable in the event of revocation of the grants in accordance with Clause 17 of the Agreement.

IN WITNESS WHEREOF the parties hereto have affixed their respective seals the day and year first herein written.

PRESENT when the Seal of the

INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)

was affixed hereto:


                                    ---------------------------------
                                    MEMBER/AUTHORISED OFFICER



                                    ---------------------------------
                                    MEMBER/AUTHORISED OFFICER

PRESENT when the Seal of

ADVANCED COMPONENT TECHNOLOGIES LIMITED

was affixed hereto:



                                    ---------------------------------
                                    Director



                                    ---------------------------------
                                    Director

PRESENT when the Seal of

ACT MANUFACTURING, INC.

was affixed hereto:



                                    ---------------------------------
                                    Director



                                    ---------------------------------
                                    Director

                                    Dated the        day of                1998
                                    -------------------------------------------


                                    INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)


                                    First Part


                                    ADVANCED COMPONENT TECHNOLOGIES LIMITED


                                    Second Part


                                    -and-


                                    ACT MANUFACTURING, INC.


                                    Third Part




                                   GRANT AGREEMENT




                                   Industrial Development Agency (Ireland)
                                   Wilton Park House
                                   Wilton Place
                                   DUBLIN 2